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                                                                     EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Waddell & Reed Financial, Inc.


We consent to the inclusion of our report dated March 1, 1999 in the Annual Report on Form 10-K of Waddell & Reed Financial, Inc.


KPMG LLP
Kansas City, Missouri
March 19, 1999